SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: November 22, 2000


                            PNW Capital, Inc.
                                 --------------
             (Exact name of registrant as specified in its charter)




Delaware                      001-14873                 061474412
- ----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)




          12925 W. Arlington Pl., Littleton, CO 80217
           ----------------------------------------------------------
                                  (NEW ADDRESS)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE    (303) 412-2469

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

Acquisition of Peanut Butter and Jelly, Inc.
--------------------------------------------

On September 25, 2000, the Company authorized the acquisition of 100% of the outstanding stock of Peanut Butter and Jelly, Inc. in exchange for 47,460,000 restricted common shares of the Company. In connection therewith, the Company's three Directors, Wayne Miller, Gary Burnie, and Barry Miller, agreed to resign to be effective upon 10 days after filing of the 14f and mailing to shareholders.

Peanut Butter and Jelly, Inc. is also a development stage company the acquisition has been completed after the acquisition the following shows the share ownership of officers, directors and 5% or greater shareholders.

Name and Address of                         Number of           Percent of
Beneficial Owner                          Shares Owned          Shares Owned
                                          Beneficially
                                          and of Record

Joseph McFarland                        12,339,600              12.7%
Europark Holdings, Inc.                 12,339,600              12.7%
Daniel C. Silva, President & Director   12,339,600              12.7%
Maya Investment Corporation              4,460,000               4.5%
Robert Alan Kitsmiller                   3,322,200               3.4%
Daniel Enright                           2,373,000               2.4%
Wayne Miller Director*                   2,000,000               2.0%
Berry Miller (1)Director*                  500,000               0.5%
Gary Burnie Director*                    2,000,000               2.0%

1) Includes 500,000 share option calculated under Sec. 13(d) Securities Exchange Act of 1934.



                        DIRECTORS AND EXECUTIVE OFFICERS


         The current Directors and Executive officers of Registrant are:

         Daniel C. Silva                President, Chairman & Director
         Joseph L. McFarland, Jr.       Secretary
         Wayne Miller                   Director
         Barry Miller                   Director
         Gary Burnie                    Director

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

               None.


ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.

ITEM 5.    OTHER EVENTS

Stock Options
-------------

In August, 2000, the Company adopted the 2000 Nonqualified Stock Option Plan. The Plan sets aside 10,000,000 shares of common stock option for issuance to employees, directors, officers, attorneys, accounts, consultants or advisors to the company. The Plan has a ten year term.

On September 20, 2000, the Company granted options to four officers, directors and consultants to purchase 7,000,000 shares of the Company's common stock at $0.05 per share under the Plan. The options were immediately exercised, and shares were issued in satisfaction of the Company's obligation to the four individuals for consulting services rendered through September 30, 2000. The transaction was recorded by a charge to expense for $257,035, and a charge of $92,965 against amounts previously accrued for such services, for a total value of $350,000.

Also on September 20, 2000, the Company granted options to five consultants (one of whom is also a director) to purchase 2,200,000 shares at $0.05 per share under the Plan. The options are exercisable at any time before ten years from the date the Plan was adopted. At September 30, 2000, none of these options had been exercised.


ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

     After the filing of the 14f Form and Notice to shareholders the present Directors of the Company, Wayne Miller, Gary Burnie and Barry Miller, will resign, effective ten days after mailing of the 14f Notice to Shareholders.

         The persons who will be directors of the Registrant, effective ten days from mailing of the 14f notice, and their ages, are as follows:

         Name                               Age
         ----                               ---
         Daniel Silva                        38 (Mr. Silva has already been
                                                 appointed)
         Joseph L. McFarland Jr.             40

         The following persons have been appointed as officers of the Company:

         Daniel Silva                        President
         Joseph L. McFarland, Jr.            Secretary

         Business Experience

         The following is a brief account of the business experience during at least the past five years of the persons designated to be new directors and officers of the Registrant, indicating the principal occupation and employment during that period by each, and the name and principal business of the organizations by which they were employed.

      Joseph L. McFarland, Jr.
     ------------------------

     Joseph L. McFarland, age 40 received an education at Denver Technical College 1983-87 in Design Engineering. From 1998 to present he has been a Principal Manufacturing Engineer for Exabyte Corp. In 2000 he became a director and principal shareholder of Peanut Butter & Jelly, Inc. and was a principal in a company with the same name from 1993 to 1996, which was dissolved. From 1996-98 he was a Consulting Process Engineer for Medtronic Blood Management. From 1992-93 Mr. McFarland was Operations Manager for Ram-Line, Inc.

     Daniel C. Silva
     ---------------
     Mr. Silva, age 38 has been Broker/Owner of Silva Realty from October 1991 - Present. He was President/Marketing Director and a major shareholder of Peanut Butter + Jelly, Inc. June 1995 - 1996 when it was dissolved. He was President of Board of Directors/Chief Marketing Officer Water Enhancement Technologies (WET
TEK) September 1993 - June 1995. He attended Colorado Real Estate College in 1991. He has a Bachelor of Science, Business Management at Metro State College in 1989. Mr. Silva was appointed a director and president in October of 2000.

         No appointee for a director position has been subject of any civil regulatory proceeding or any criminal proceeding.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

Financial Statements -

               None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 6, 2000                          PNW Capital, Inc.


                                                  /s/Daniel C. Silva
                                                  -----------------------
                                                  Daniel C. Silva, President